Exhibit 21

SUBSIDIARIES OF THE PARENT

The table below is a list of direct and indirect subsidiaries of the Parent as of December 31, 2020, and the state or jurisdiction in which the subsidiaries are organized. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Parent have been omitted from this list because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.

Subsidiary	Jurisdiction of Incorporation or Organization
ATC Realty One, LLC	Delaware
Augustus Ventures, L.L.C.	Nevada
CDF Funding, Inc.	Delaware
CDF Joint Ventures, LLC	Delaware
Centurion Life Insurance Company	Iowa
CF Motor Vehicle Leases, LLC	Delaware
Danube Holdings I C.V.	Netherlands
Ecotrust Sub-CDE XIII, LLC	Delaware
Emerging Markets Small Cap Fund, a series of 525 Market Street Fund, LLC	Delaware
EVEREN Capital Corporation	Delaware
FNL Insurance Company, Ltd.	Hawaii
Galliard Capital Management, Inc.	Minnesota
Helm Pacific Corporation	California
HYG Financial Services, Inc.	Delaware
Norwest Equity Partners IX, LP	Delaware
Norwest Equity Partners VIII, LP	Delaware
Norwest Limited LP, LLLP	Delaware
Norwest Mezzanine Partners III, LP	Delaware
Norwest Mezzanine Partners IV-Debt, LP	Delaware
Norwest Mezzanine Partners IV-Equity, LP	Delaware
Norwest Venture Capital Management, Inc.	Minnesota
Norwest Venture Partners IX, LP	Delaware
Norwest Venture Partners VII-A, LP	Delaware
Norwest Venture Partners X, LP	Delaware
Norwest Venture Partners XI, LP	Delaware
Norwest Venture Partners XII, LP	Delaware
Norwest Venture Partners XIII, LP	Delaware
Norwest Venture Partners XIV, LP	Delaware
Norwest Venture Partners XV, LP	Delaware
NVP Associates, LLC	Delaware
Omniplus Capital Corporation	Delaware
Peony Asset Management, Inc.	Delaware
Silver Asset Management, Inc.	Delaware
Strata WF Solar Statutory Trust	Delaware
Superior Guaranty Insurance Company	Vermont
TRITRI House S.á r.l.	Luxembourg
Union Hamilton Reinsurance, Ltd.	Bermuda

Subsidiary	Jurisdiction of Incorporation or Organization
Wachovia Asset Securitization Issuance II, LLC	Delaware
Wachovia Service Corporation	Delaware
Wells Capital Management Incorporated	California
Wells Fargo (Lux) Worldwide Fund - Alternative Risk Premia Fund	Luxembourg
Wells Fargo (Lux) Worldwide Fund - Global Factor Enhanced Equity Fund	Luxembourg
Wells Fargo (Lux) Worldwide Fund - Global Investment Grade Credit Fund	Luxembourg
Wells Fargo (Lux) Worldwide Fund - Small Cap Innovation Fund	Luxembourg
Wells Fargo (Lux) Worldwide Fund - U.S. Small Cap Value Fund	Luxembourg
Wells Fargo Advisors Financial Network, LLC	Delaware
Wells Fargo Affordable Housing Community Development Corporation	North Carolina
Wells Fargo Affordable Housing Corp.	North Carolina
Wells Fargo Asset Management (International) Limited	United Kingdom
Wells Fargo Asset Management Holdings, LLC	Delaware
Wells Fargo Bank International Unlimited Company	Ireland
Wells Fargo Bank, National Association	United States
Wells Fargo Bank South Central, National Association	United States
Wells Fargo Canada Corporation	Nova Scotia
Wells Fargo Capital Finance Corporation Canada/Societé De Financement Wells Fargo Capital Canada	Canada
Wells Fargo Capital Finance (UK) Limited	United Kingdom
Wells Fargo Capital Finance, LLC	Delaware
Wells Fargo CDF International Pte. Ltd.	Singapore
Wells Fargo Central Pacific Holdings, Inc.	California
Wells Fargo Clearing Services, LLC	Delaware
Wells Fargo Commercial Distribution Finance, LLC	Delaware
Wells Fargo Commodities, LLC	Delaware
Wells Fargo Community Development Corporation	Nevada
Wells Fargo Community Investment Holdings, LLC	Delaware
Wells Fargo Dealer Floorplan Master Note Trust	Delaware
Wells Fargo Delaware Trust Company, National Association	United States
Wells Fargo Enterprise Global Services, LLC - Manila, Philippines	Philippines
Wells Fargo Equipment Finance Company/Société De Financement D'équipement Wells Fargo	Nova Scotia
Wells Fargo Equipment Finance, Inc.	Minnesota
Wells Fargo Finance LLC	Delaware
Wells Fargo Financial Funding B.V.	Netherlands
Wells Fargo Financial Leasing, Inc.	Iowa
Wells Fargo Financial, LLC	Iowa
Wells Fargo Funding, LLC	Minnesota
Wells Fargo Funds Management, LLC	Delaware
Wells Fargo Insurance, Inc.	Minnesota
Wells Fargo International Finance (Australia) Pty Ltd	Australia
Wells Fargo International Finance (New Zealand) Limited	New Zealand
Wells Fargo International Finance, LLC	Delaware
Wells Fargo International Solutions Private Limited	India
Wells Fargo Investment Institute, Inc.	North Carolina
Wells Fargo Low Volatility U.S. Equity Fund	Delaware
Wells Fargo Municipal Capital Strategies, LLC	Delaware

Subsidiary	Jurisdiction of Incorporation or Organization
Wells Fargo National Bank West	United States
Wells Fargo Properties, Inc.	Minnesota
Wells Fargo Rail Corporation	North Carolina
Wells Fargo Rail Structured Holdings LLC	Delaware
Wells Fargo Real Estate Capital Investments, LLC	Delaware
Wells Fargo Risk Services, Inc.	Virginia
Wells Fargo Securities Asia Limited	Hong Kong
WELLS FARGO SECURITIES CANADA, LTD./VALEURS MOBILIÈRES WELLS FARGO CANADA, LTÉE	Nova Scotia
Wells Fargo Securities Europe	France
Wells Fargo Securities International Limited	United Kingdom
Wells Fargo Securities, LLC	Delaware
Wells Fargo Strategic Capital, Inc.	Texas
Wells Fargo Trade Capital Services, Inc.	New York
Wells Fargo Trust Company, National Association	United States
Wells Fargo USA Holdings, Inc.	New Jersey
Wells Fargo Vendor Financial Services, LLC	California
WFC Holdings, LLC	Delaware